Exhibit 10.2

2005 Cash Compensation

			Target
Name	Title	Salary	Bonus[1]

Russell Herndon	President, Commercial Operations	$325,000	40%
Renu Gupta	Sr. VP, Development	$325,000	40%
Peter Thornton	Sr. VP and CFO	$250,000	40%
7 other officers		$200,000-$265,000	30%-40%

[1]	Percent of base salary